UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

BCB BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On September 16, 2026, BCB Bancorp, Inc. (the “Company”) announced that it has launched an underwritten public offering of shares of its common stock, without par value.

The Company also announced that during the third quarter of 2026, management of BCB Community Bank (the “Bank”) identified for sale and commenced marketing of a portfolio of certain problem loans, most of which are rated criticized or classified under the Bank’s internal risk rating system. The Bank has received non-binding indications of interest from multiple prospective purchasers covering all of the approximately $210 million aggregate principal balance of the problem loans marketed for sale. Any loans not sold by quarter-end are expected to be transferred to held for sale and recorded at estimated fair value based on prevailing market indications with the sale efforts to continue into the fourth quarter. In addition, during the third quarter the Bank intends to transfer approximately $27 million of commercial real estate loans exhibiting credit weakness to held for sale. The Bank also commenced marketing for the potential sale of its business lines focused on cannabis related customers, including the sale of certain cannabis related loans having an aggregate unpaid principal balance of approximately $69 million and deposits from cannabis related businesses with an aggregate balance of approximately $70 million, in each case as of June 30, 2026. Accordingly, the aggregate of approximately $96 million of commercial real estate loans and the cannabis related loans marketed for sale are expected to be transferred to held for sale in the third quarter of 2026.

Included in the Company’s anticipated provision for credit losses for the third quarter of 2026, which is expected to be in the range of $112 million to $120 million, is an expected pre-tax loss of approximately $87 million associated with the anticipated sale of the problem loans described above and the related transfer to held for sale of additional commercial real estate and cannabis-related loans. Additionally, as a result of the Company’s cumulative loss position in recent years and anticipated loss at the end of the third quarter of 2026, the Company also recorded a valuation allowance of approximately $50 million against its net deferred tax assets for the quarter ended September 30, 2026. As a result of the above items, the Company currently expects to record a net loss for the third quarter of 2026 in the range of $126.2 million to $136.1 million.

This Current Report on Form 8-K does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Company press release dated September 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Report on Form 8-K (including Exhibit 99.1) may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the global impact of the United States military conflict with Iran, the periodic Federal budget and funding stalemates in Congress, global tariffs imposed by the Trump administration, higher inflation levels, changes in market interest rates and general economic concerns, all of which could impact our customers’ businesses and the economy and could cause increased loan delinquencies, a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations. Other factors that could cause future results to vary materially from current management expectations as reflected in our forward-looking statements include, but are not limited to: global economic trends and geopolitical risks, including the ongoing conflicts in the Middle East, and changes in the rate of investment or economic growth, including as a result of sanctions, tariffs or other measures; unfavorable economic conditions in the United States generally and particularly in our primary market area and those of our customers, including the periodic Federal budget and funding stalemates in the U.S. Congress; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; supply chain disruptions and labor shortages; the impact of any future pandemics or other natural disasters; the Company’s ability to effectively attract and deploy deposits; changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; the Company’s implementation of anticipated loan sales, which may not be completed in accordance with expected plans or the currently contemplated timeline, or at all, and may be disruptive to the Company and/or reduce the Company’s profitability in future periods; the pending sale of the Company’s cannabis business, which may not be completed in accordance with expected plans or the currently contemplated timeline, or at all, and may be disruptive to the Company and/or reduce the Company’s profitability in future periods; our ability to complete our proposed reincorporation from New Jersey to Delaware, including our ability to receive shareholder approval of the proposed reincorporation, and our ability to realize the anticipated benefits of the proposed reincorporation; shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; the effects of declines in real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; changes in the credit performance of our loan portfolio, including levels of criticized and classified loans, nonaccrual loans, and charge-offs; changes in the quality and composition of the Bank’s loan and investment portfolios; deposit flows; changes in liquidity levels, funding sources, or funding costs, and our ability to manage our liquidity risks; legislative and regulatory changes, including but not limited to, increases in Federal Deposit Insurance Corporation (“FDIC”) insurance rates; monetary and fiscal policies of the federal and state governments, including changes in government priorities or budgets; changes in tax policies, rates and regulations of federal, state and local tax authorities; demands for our loan products; demand for financial services; competition; changes in the securities or secondary loan markets; changes in management’s business strategies; our ability to enter new markets successfully; our ability to successfully integrate acquired businesses; changes in consumer spending; our ability to retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; potential impact of regulatory requirements, matters, litigation, or other legal actions which could adversely affect operating results; failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers’ expectations for convenience and security; civil unrest in the communities that we serve; changes in accounting principles and guidelines; other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services; and other factors discussed in other reports we filed with the SEC, including under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K filed for the year ended December 31, 2025, as updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and our other periodic reports that we file with the SEC. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: September 16, 2026	By:	/s/ Ryan Blake
Ryan Blake
Executive Vice President, Chief Operating Officer and Corporate Secretary (Duly Authorized Representative)